AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 20, 2015 UNITED STATES SECURITIES AND EXCHANGE COMMMISSION Washington, D.C. 20549 POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 FIRST NBC BANK HOLDING COMPANY (Exact name of registrant as specified in its charter) Louisiana 14-1985604 (State of incorporation or organization) (I.R.S. Employer Identification Number) 210 Baronne Street New Orleans, Louisiana 70112 (Address of principal executive officers and zip code) Ashton J. Ryan, Jr. President and Chief Executive Officer First NBC Bank Holding Company 210 Baronne Street New Orleans, Louisiana 70112 (504) 566-8000 (Name, address, including zip code, and telephone number, including area code, of agent for service) With a copy to: Geoffrey S. Kay, Esq. Fenimore, Kay, Harrison & Ford, LLP 812 San Antonio Street, Suite 600 Austin, Texas 78701 (512) 583-5909 Approximate date of commencement of proposed sale to the public: This post-effective amendment is being filed to deregister all of the unsold securities previously registered under the Registration Statement. If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one): Large accelerated filer Accelerated filer Non-accelerated filer Smaller reporting company If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction: Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) This post-effective amendment will become effective in accordance with the provisions of Section 8(c) of the Securities Act. Registration Statement No. 333-204269

EXPLANATORY NOTE In accordance with its undertaking set forth in the registration statement on Form S-4 (File No. 333- 204269), declared effective on August 20, 2015, First NBC Bank Holding Company is filing this Post-Effective Amendment No.1 to deregister securities having an aggregate principal amount of $700,000, which remained unsold at the completion of the exchange offer described in the registration statement.

SIGNATURES In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 on Form S-4 and has duly caused this amendment to be signed on its behalf by the undersigned, thereunto duly authorized in New Orleans, Louisiana on the 20th day of November, 2015. FIRST NBC BANK HOLDING COMPANY By: /s/ Ashton J. Ryan, Jr. Ashton J. Ryan, Jr. Chairman, Chief Executive Officer and President In accordance with the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement No. 333-204269 has been signed by the following persons in the capacities indicated on the 20th day of November, 2015. Signature Title By: /s/ Ashton J. Ryan, Jr. Chairman of the Board, Chief Executive Officer and President Ashton J. Ryan, Jr. (Principal Executive Officer) By: /s/ Mary Beth Verdigets Executive Vice President and Chief Financial Officer Mary Beth Verdigets (Principal Financial and Accounting Officer) By: /s/ William D. Aaron, Jr.* Director William D. Aaron, Jr. By /s/ William Carrouche* Director William Carrouche By: /s/ John F. French* Director John F. French By: /s/ Leander J. Foley, III* Director Leander J. Foley, III By: /s/ Leon L. Giorgio, Jr.* Director Leon L. Giorgio, Jr. By: /s/ Shivan Govindan* Director Shivan Govindan By /s/ L. Blake Jones* Director L. Blake Jones

Signature	Title
By: /s/ Louis V. Lauricella* Louis V. Lauricella	Director
By: /s/ Mark G. Merlo* Mark G. Merlo	Director
By: /s/ Dr. Charles C. Teamer* Dr. Charles C. Teamer	Director
By: /s/ Joseph F. Toomy* Joseph F. Toomy	Director

*By: /s/ Ashton J. Ryan, Jr.
Ashton J. Ryan, Jr.
Attorney-in-Fact